Exhibit 23.1

Independent Registered Public Accounting Firm Consent

We consent to the incorporation by reference in the registration statement of Escalade, Incorporated on Form S-8 (File No. 333-218340) of our report dated February 24, 2023, on our audits of the consolidated financial statements of Escalade, Incorporated as of December 31, 2022, and December 25, 2021, and for each of the three years in the period ended December 31, 2023, which report is included in this Annual Report on Form 10-K.

/s/ FORVIS, LLP

FORVIS, LLP

Evansville, Indiana

February 24, 2023